UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

natural health trends corp.

(Exact name of registrant as specified in its charter)

Delaware	59-2705336
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4514 Cole Avenue, Suite 1400, Dallas, Texas	75205
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this Form relates: None.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item1.	Description of Registrant's Securities to be Registered.

The description of the common stock of Natural Health Trends Corp., a Delaware corporation (the “Company”), set forth in the Company’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-192485) filed with the Securities and Exchange Commission on June 9, 2014, is incorporated by reference into this Item 1; provided, that as of the close of business on February 10, 2015 there were 12,503,057 shares of common stock issued and outstanding, and no shares of preferred stock were issued and outstanding.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed hereunder because no other securities of the Company are listed by The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 12, 2015

NATURAL HEALTH TRENDS CORP.

By:	/s/ Timothy S. Davidson
Timothy S. Davidson
Senior Vice President and Chief Financial Officer

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